UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2013

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On April 10, 2013, Center Bancorp, Inc. (“Center” or the “Company”), parent company of Union Center National Bank (the “Bank” or “UCNB”) announced that James J. Kennedy will be retiring from the Boards of Directors of the Company and the Bank, effective as of the 2013 annual meeting of shareholders, which is scheduled to be held on May 20, 2013. Mr. Kennedy currently serves as a member of each of the Audit, Nominating and the Executive Committees of the Board of Directors of the Company. The Company’s press release announcing Mr. Kennedy’s retirement is attached to this Current Report on Form 8-K (the “8-K”) as Exhibit 99.1.

(e) The Bank and Mark S. Cardone entered into an employment agreement, dated as of April 12, 2013 (the “Cardone Employment Agreement”), which provides that Mr. Cardone will continue to serve as First Senior Vice President, Branch Administration and Private Clients Division. Mr. Cardone will be paid a minimum base salary of $187,853.52 per annum, which will be reviewed at least annually. The Cardone Employment Agreement will continue unless terminated. Mr. Cardone will also be eligible to participate in various Bank bonus and incentive plans, and he will receive an automobile allowance.

If Mr. Cardone’s employment is terminated for Cause (as defined in the Cardone Employment Agreement), he will be paid only his salary accrued through the date of termination. If Mr. Cardone is terminated without Cause, he will be paid a lump sum as severance in an amount equal to two times the annual salary and benefits then being paid to him. However, upon a termination without Cause as a result of a change in control during the first 24 months of the Cardone Employment Agreement, the Bank will also pay to Mr. Cardone the annual incentive payment he would have received under the AIP, provided that such annual incentive has not already been paid to him. The Bank will also provide an additional cash payment to him, payable monthly, for a period of 24 months, equal to the difference between the health insurance benefits provided by the Bank and the cost of COBRA continuation coverage. Mr. Cardone can resign at his discretion, upon providing at least 90 days prior written notice to the Bank. If Mr. Cardone terminates his employment for good reason (as defined in the Cardone Employment Agreement), his separation will be treated as a termination without Cause. The Cardone Employment Agreement also contains confidentiality provisions and a one year non-complete.

The Bank and Arthur M. Wein entered into an employment agreement, dated as of April 12, 2013 (the “Wein Employment Agreement”), which provides that Mr. Wein will continue to serve as Senior Vice President, Chief Operating Officer and Human Resources Director. Mr. Wein will be paid a minimum base salary of $192,862.32 per annum, which will be reviewed at least annually. The Wein Employment Agreement will continue unless terminated, and has provisions similar to those in the Cardone Employment Agreement concerning benefits, termination, severance, confidentiality and non-competition.

The Bank and James W. Sorge entered into an employment agreement, dated as of April 12, 2013 (the “Sorge Employment Agreement”), which provides that Mr. Sorge will continue to serve as Senior Vice President, Compliance and BSA Officer. Mr. Sorge will be paid a minimum base salary of $155,000.00 per annum, which will be reviewed at least annually. The Sorge Employment Agreement will continue unless terminated, and has provisions similar to those in the Cardone Employment Agreement concerning benefits, termination, severance, confidentiality and non-competition.

The Bank and Joseph D. Gangemi entered into an employment agreement, dated as of April 12, 2013 (the “Gangemi Employment Agreement”), which provides that Mr. Gangemi will continue to serve as Senior Vice President, & Chief of Staff & Treasury. Mr. Gangemi will be paid a minimum base salary of $146,237.76 per annum, which will be reviewed at least annually. The Gangemi Employment Agreement will continue unless terminated, and has provisions similar to those in the Cardone Employment Agreement concerning benefits, termination, severance, confidentiality and non-competition.

A copy of each of the Employment Agreements described above is filed as an Exhibit to this 8-K and incorporated by reference into this Item 5.02.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Board of Directors adopted Amended and Restated Bylaws effective April 12, 2013. The substantive change reflected in the Amended and Restated Bylaws was to eliminate the references to a staggered Board of Directors to conform to the provisions in the Company’s Certificate of Incorporation. The staggered Board provisions were deleted from the Company’s Certificate of Incorporation after shareholder approval at the Company’s 2008 annual meeting of shareholders.

The Company’s Board of Directors also adopted a Restated Certificate of Incorporation, which was filed with the Department of the Treasury of the State of New Jersey on April 11, 2013. The Restated Certificate of Incorporation only restates and integrates and does not substantively amend the provisions of the prior Certificate of Incorporation, as amended, of the Company and, accordingly, no shareholder approval was required.

A copy of the Amended and Restated Bylaws and the Restated Certificate of Incorporation are filed as Exhibits to this 8-K, and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit 3.1	Restated Certificate of Incorporation of the Company.
Exhibit 3.2	Amended and Restated Bylaws of the Company.
Exhibit 10.1	Employment Agreement between the Bank and Mark S. Cardone.
Exhibit 10.2	Employment Agreement between the Bank and Arthur M. Wein.
Exhibit 10.3	Employment Agreement between the Bank and James W. Sorge.
Exhibit 10.4	Employment Agreement between the Bank and Joseph D. Gangemi.
Exhibit 99.1	Press Release of the Company, dated April 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By: /s/ Anthony C. Weagley

Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated: April 15, 2013

EXHIBIT INDEX

Exhibit 3.1	Restated Certificate of Incorporation of the Company.
Exhibit 3.2	Amended and Restated Bylaws of the Company.
Exhibit 10.1	Employment Agreement between the Bank and Mark S. Cardone.
Exhibit 10.2	Employment Agreement between the Bank and Arthur M. Wein.
Exhibit 10.3	Employment Agreement between the Bank and James W. Sorge.
Exhibit 10.4	Employment Agreement between the Bank and Joseph D. Gangemi.
Exhibit 99.1	Press Release of the Company, dated April 10, 2013.

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